Exhibit 99.1

Cholestech Announces Financial Results for First Quarter of Fiscal 2008

HAYWARD, Calif. – August 2, 2007 — Cholestech Corporation (NASDAQ: CTEC) today reported its earnings for the first quarter of fiscal 2008 ended June 29, 2007.

•                  Revenue was up 8% over the prior year quarter to $18.1 million

•                  Gross margin was 64.8% for the quarter compared to 66.6% for the prior year quarter

•                  General and administrative expenses for the quarter were $4.1 million, which included $625,000 in expenses related to the pending business combination with Inverness Medical Innovations

•                  Operating income was up 16.6% over the prior year quarter and operating margin increased to 13.7%

•                  Net income was up 32.5% and earnings per diluted share was up 20% over the prior year quarter

•                  Cash, cash equivalents, and marketable securities increased $5.5 million in the quarter to $67.9 million

For the first quarter ended June 29, 2007, Cholestech generated revenue of $18.1 million, representing an 8% increase over revenue of $16.8 million in the first quarter of the prior year.  Operating income for the first quarter ended June 29, 2007 was $2.5 million compared to operating income of $2.1 million in the first quarter of the prior year. Net income for the first quarter ended June 29, 2007 was $2 million, or $0.12 per diluted share.  This compares to net income of $1.5 million or $0.10 per diluted share in the prior year first quarter.

Warren E. Pinckert II, President and Chief Executive Officer of Cholestech said, “The first quarter was a solid start to fiscal 2008.  Financially we continue to perform well, with net income up 32.5% over the same time last year.  In the last year our installed base of LDX Systems increased by 2,900 to 25,200, a 13% increase over the same time last year.  In addition, we launched our newest CLIA-waived test, Lipid Profile ALT late in the quarter.”

Non-GAAP Measure

To supplement our results presented in accordance with generally accepted accounting principles (GAAP), Cholestech uses a non-GAAP measure of operating results, cash earnings, which is adjusted from results based on GAAP to exclude certain non-cash expenses. The Company believes this measure provides meaningful supplemental information regarding Cholestech’s operating results given the current accumulated tax loss carryforwards and because it excludes amounts that are not related to Cholestech’s core operating results and facilitates the comparison of results for the current period with results for past periods.  Further, this non-GAAP measure is one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting for future periods. Accordingly, the Company is disclosing this information to permit additional analysis of the Company’s performance. This measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

Investor Conference Call

Cholestech will conduct a conference call on its fiscal 2008 first quarter results beginning at 7 a.m. PT today. The call will be available to all investors by dialing (800) 896-8445 or, from international locations, (785) 830-1916.   A replay of the call will be available until 9 p.m. PT on August 16th by dialing (800) 839-2492 or from international locations, (402) 220-7725.  There is no pass code required.  The conference call will also be available via the Cholestech website, www.cholestech.com.

Additional Information about the Pending Business Combination with Inverness and Where to Find It

Inverness has filed with the SEC a registration statement on Form S-4 in connection with the proposed transaction, which includes Cholestech’s preliminary proxy statement and Inverness’ preliminary prospectus for the proposed transaction. The registration statement has not yet been declared effective, and a definitive proxy statement/prospectus is not yet available. The registration statement and the definitive proxy statement/prospectus will contain important information about Inverness, Cholestech, the transaction and related matters. Investors and security holders are urged to read the registration statement and the definitive proxy statement/prospectus carefully when they are available. Free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by Inverness and Cholestech can be obtained through the web site maintained by the SEC at www.sec.gov. In addition, free copies of the registration statement and the proxy statement/prospectus will be available from Inverness by contacting Shareholder Relations at (781) 647-3900 or jon.russell@invmed.com or from Cholestech by contacting Jack Glenn at (510) 781-5065 or jglenn@cholestech.com.

About Cholestech

Cholestech is committed to enabling people to lead longer, healthier and more active lives. Cholestech provides easy to use, accessible diagnostic tools and information to health care practitioners in over 35 countries around the world. Cholestech offers efficient and economic diagnostic testing for cholesterol and related lipids, blood glucose and glycemic control, and liver enzymes at the point of care. Health care providers can use the CLIA-waived Cholestech LDX® and GDX™* Systems and the hs-CRP test, which is cleared by the FDA for use in moderate complexity labs, to initiate and monitor the progress of patient therapy. By providing effective disease management solutions, Cholestech’s goal is to be a leading provider of diagnostic tools and information for immediate risk assessment and therapeutic monitoring of heart disease, inflammatory disorders and diabetes. *The GDX system is 510(k) cleared for prescription home use and, accordingly, is CLIA waived.

Cholestech LDX is a registered trademark and Cholestech GDX is a trademark of Cholestech Corporation. All other trademarks mentioned in this document are the property of their respective owners. For more information about Cholestech and its products visit us on the web at www.cholestech.com.

CTEC-F

Safe Harbor Statement of Cholestech Corporation Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those in the forward-looking statements due to risks and uncertainties, including:  risks inherent to the regulatory approval process; market acceptance and demand for our current and future products; further regulatory changes and guidelines affecting the healthcare system in the United States; risks inherent to future sales growth and the research and development process; the ability to execute proposed initiatives and other factors.  Additional considerations and important risk factors are described in Cholestech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Cholestech Contact: John F. Glenn Vice President Finance and Chief Financial Officer Cholestech Corporation 510-732-7200 jglenn@cholestech.com	Investor/Press Contact: Brendan Lahiff Financial Dynamics 415-439-4504 brendan.lahiff@fd.com

CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended
	6/29/2007	6/30/2006

Revenue	$18,129	$16,784

Cost of revenue	6,383	5,599
Gross profit	11,746	11,185

Operating expenses:
Sales and marketing	3,647	3,888
Research and development	1,511	1,383
General and administrative	4,100	3,780
Total operating expenses	9,258	9,051

Operating income	2,488	2,134

Net interest and other income	786	468

Income before provision for income taxes	3,274	2,602

Provision for income taxes	1,292	1,106

Net income	$1,982	$1,496

Net income per share:
Basic	$0.13	$0.10
Diluted	$0.12	$0.10

Shares used to compute net income per share:
Basic	15,494	14,824
Diluted	15,984	15,193

Net income to cash earnings reconciliation:
Net income	$1,982	$1,496
Depreciation and amortization	488	749
Stock-based compensation	808	776
Provision for income taxes	1,292	1,106
Cash paid during the period for taxes	(69)	(67)
Cash earnings	$4,501	$4,060

CONDENSED BALANCE SHEET DATA
(in thousands, unaudited)

	6/29/2007	3/30/2007

Cash, cash equivalents, marketable securities and long-term marketable securities	$67,937	$62,452

Total assets	$103,946	$100,701

Long-term debt	—	—

Shareholders’ equity	$97,549	$94,215